Exhibit 99.1
Procore Announces Second Quarter 2026 Financial Results
CARPINTERIA, CA – July 29, 2026 – Procore Technologies, Inc. (NYSE: PCOR), the leading global provider of construction management software, today announced financial results for the second quarter ended June 30, 2026.
“Our outstanding Q2 results demonstrate the continued value our platform provides to the construction industry,” said Ajei Gopal, President and CEO of Procore. “Customers are embracing our solutions, giving us more confidence in our direction, our ability to execute, and our future success. Procore offers users a system of collaboration that creates a powerful network effect across the industry, helping our customers achieve their business needs.”
“We had strong Q2 performance, including achieving GAAP operating profitability,” said Rachel Pyles, CFO of Procore. “This achievement, alongside our 16% revenue growth and free cash flow generation, underscores our commitment to driving durable, profitable growth in FY26 and the long term.”
Second Quarter 2026 Financial Highlights:
•Revenue was $375 million, an increase of 16% year-over-year.
•GAAP gross margin was 80% and non-GAAP gross margin was 84%.
•GAAP operating margin was 1% and non-GAAP operating margin was 21%.
•Operating cash inflow for the second quarter was $88 million, an increase of 185% year-over-year..
•Free cash inflow for the second quarter was $65 million, an increase of 507% year-over-year.
•Basic WASO used for earnings per share was 151,355,834, an increase of 1% year-over-year. Diluted WASO used for earnings per share was 152,793,490, a change of 0% year-over-year.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Recent Business Highlights:
•Achieved a gross revenue retention rate of 95% in the second quarter.
•Number of organic customers contributing more than $100,000 of annual recurring revenue totaled 2,871 as of June 30, 2026, an increase of 14% year-over-year.
•Announced new portfolio management and capital planning capabilities to transform the way owners manage capital projects.
•Launched a connected Common Data Environment to unify and verify project data.
•Introduced an expanded Procore AI experience, featuring a new suite of AI agents powered by embedded Datagrid intelligence and built directly into Procore.

Third Quarter, Full Year, and FY’27 Outlook:
Procore is providing the following guidance for the third quarter 2026, the full year 2026, and the full year 2027:
•Third Quarter 2026 Outlook:
◦Revenue is expected to be in the range of $382 million to $384 million, representing year-over-year growth of 13.3%.
◦Non-GAAP operating margin is expected to be in the range of 19% to 19.5%.
•Full Year 2026 Outlook:
◦Revenue is expected to be in the range of $1,510 million to $1,514 million, representing year-over-year growth of 14.5% at the high end.
◦Non-GAAP operating margin is expected to be in the range of 18.5% to 19.0%.
◦Free cash flow margin is expected to be 19.5%.
•Full Year 2027 Outlook:
◦Non-GAAP operating margin is expected to be 25%.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.
Quarterly Conference Call
Procore Technologies, Inc. will hold a conference call to discuss its second quarter results at 7:30 a.m., Central Time, on Thursday, July 30, 2026. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry, including our outlook for the third quarter 2026 and the full fiscal year 2026, our expectations regarding the performance of our business and product offerings, and our ability to drive durable, profitable growth, that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, future financial or operating performance, or new, planned, or upgraded products, services, or features, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.
Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations. Such factors include, but are not limited to, our expectations regarding our financial performance (including revenues, expenses, and margins, and our ability to achieve or maintain future profitability), our ability to obtain financing to support our capital requirements on satisfactory terms or at all, our ability to effectively manage our growth, and challenges in our business and in the markets in which we operate or anticipate entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, interest rates, tariffs, and challenging geopolitical or macroeconomic conditions), our ability to successfully identify and complete acquisitions, joint ventures, or investments (including our ability to successfully integrate and realize the expected benefits of the foregoing, as applicable), our ability to realize the expected benefits of our go-to-market model, our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, the effects of increased competition in our markets and our ability to compete effectively, our estimated total addressable market, our ability to execute, and realize benefits from, our stock repurchase program, our ability to develop and integrate new products, platform capabilities, services, and features in an efficient and timely manner and get our customers and prospective customers to adopt such new products, platform capabilities, services, and features, the impact of litigation or other disputes on our business, and other factors as set forth in Procore’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Procore’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 24, 2026. You should not rely on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.
Non-GAAP Financial Measures
In addition to Procore’s results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Procore believes certain non-GAAP measures, as described below, are useful in evaluating Procore’s operating performance. Procore uses this non-GAAP financial information, collectively, to evaluate its ongoing operations as well as for internal planning and forecasting purposes. Procore believes that non-GAAP financial information, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with GAAP, and are presented for supplemental purposes only.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Net Income per Share: Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, acquisition-related expenses, and impacts of income tax effects. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income from operations by total revenue. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Non-GAAP diluted earnings per share is computed by giving effect to all potential weighted average dilutive common stock equivalents outstanding for the period, including options to purchase common stock, restricted stock units, and shares to be issued pursuant to the employee stock purchase plan. The dilutive effect of outstanding awards is reflected in non-GAAP diluted earnings per share by application of the treasury stock method.

Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is a non-cash expense and is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Since the amount of employer payroll tax-related items on employee stock transactions is highly variable due to factors outside our control, and unrelated to Procore’s core operations, operating results, revenue-generating activities, business strategy, industry, or regulatory environment, management does not consider employer payroll tax on employee stock transactions in the evaluation of the business or in making operating plans. Accordingly, Procore believes this adjustment in arriving at our non-GAAP measures provides investors with a better understanding of the performance of its core business in a manner that is consistent with management’s view of the business. Acquisition-related expenses include external and incremental transaction costs, such as legal and due diligence costs and retention or other compensation payments. These expenses are unpredictable and generally would not have otherwise been incurred in the periods presented as part of our continuing operations. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related expenses, may not be indicative of such future costs. Procore believes that excluding acquisition-related expenses facilitates the comparison of its financial results to its historical operating results and to other companies in its industry. In the first quarter of FY26, Procore began utilizing a non-GAAP annual effective tax rate for our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting the non-GAAP tax rate, we utilize a financial projection that excludes the impact of other non-GAAP adjustments, including the current tax structure, our existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. We periodically re-evaluate the non-GAAP effective tax rate, as necessary, for significant events based on relevant tax law changes and material changes in our geographic profile. When evaluating the transition to using a non-GAAP annual effective tax rate, Procore considered financial projections paired with the three-year history of positive non-GAAP net income results. Procore believes that it is useful to utilize a non-GAAP annual effective rate prospectively in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Unlike stock-based compensation expense, employer payroll tax related to employee stock transactions is a cash expense that we will continue to incur in the future. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.
Free Cash Flow: Procore defines free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth, and execute our stock repurchase program.
Other Metrics
Customer Count: The aforementioned customer count excludes customers acquired from business combinations that do not have standard Procore annual contracts.
Gross Revenue Retention Rate and Annual Recurring Revenue: For information on how we calculate gross revenue retention rate and annual recurring revenue, refer to our most recent Quarterly Report on Form 10-Q.
About Procore
Procore Technologies, Inc. (NYSE: PCOR) is a leading technology partner for every stage of construction. Built for the industry, Procore’s unified technology platform drives efficiency and mitigates risk through AI & data-driven insights and decision making. Over three million projects have run on Procore across 150+ countries. For more information, visit www.procore.com.
Media Contact
press@procore.com
Investor Contact
ir@procore.com

Procore Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(in thousands, except share and per share amounts)
Revenue	$375,207	$323,919	$734,490	$634,551
Cost of revenue(1)(2)(3)	75,411	67,732	146,904	132,658
Gross profit	299,796	256,187	587,586	501,893
Operating expenses
Sales and marketing(1)(2)(3)(4)	145,785	141,897	294,966	280,581
Research and development(1)(2)(3)(4)	93,349	88,902	178,914	176,511
General and administrative(1)(3)(4)	56,335	55,655	125,050	111,313
Total operating expenses	295,469	286,454	598,930	568,405
Income (loss) from operations	4,327	(30,267)	(11,344)	(66,512)
Interest income	4,422	5,015	8,944	11,012
Interest expense	(179)	(298)	(447)	(583)
Accretion income, net	714	2,027	1,711	4,474
Other income, net	5,879	2,023	5,323	2,414
Income (loss) before (benefit from) provision for income taxes	15,163	(21,500)	4,187	(49,195)
(Benefit from) provision for income taxes	(1,759)	(411)	(3,639)	4,883
Net income (loss)	$16,922	$(21,089)	$7,826	$(54,078)
Net income (loss) per share attributable to common stockholders, basic	$0.11	$(0.14)	$0.05	$(0.36)
Net income (loss) per share attributable to common stockholders, diluted	$0.11	$(0.14)	$0.05	$(0.36)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic	151,355,834	149,663,744	151,154,487	149,829,900
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, diluted	152,793,490	149,663,744	153,028,597	149,829,900

(1)Includes stock-based compensation expense and amortization of capitalized stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(in thousands)
Cost of revenue	$6,196	$5,868	$12,138	$11,136
Sales and marketing	18,160	17,589	38,748	32,539
Research and development	21,994	21,237	40,549	39,661
General and administrative	14,212	13,718	29,614	26,100
Total stock-based compensation expense*	$60,562	$58,412	$121,049	$109,436
*Includes amortization of capitalized stock-based compensation of $3.8 million and $2.8 million, respectively, for the three months ended June 30, 2026 and 2025; and $7.3 million and $5.6 million, respectively, for the six months ended June 30, 2026 and 2025; which was initially capitalized as capitalized software and cloud-computing arrangement implementation costs.
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(in thousands)
Cost of revenue	$8,311	$8,015	$16,019	$15,617
Sales and marketing	905	3,346	2,026	6,651
Research and development	221	658	883	1,290
Total amortization of acquired intangible assets	$9,437	$12,019	$18,928	$23,558
(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(in thousands)
Cost of revenue	$129	$200	$303	$461
Sales and marketing	572	748	1,324	1,879
Research and development	687	1,103	1,737	2,829
General and administrative	315	462	817	1,345
Total employer payroll tax on employee stock transactions	$1,703	$2,513	$4,181	$6,514
(4)Includes acquisition-related expenses as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(in thousands)
Sales and marketing	$166	$138	$320	$794
Research and development	3,001	695	5,587	1,744
General and administrative	1,298	166	2,543	541
Total acquisition-related expenses	$4,465	$999	$8,450	$3,079

Procore Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)

	June 30, 2026	December 31, 2025

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$494,392	$480,684
Marketable securities, current	161,522	287,802
Accounts receivable, net	241,441	287,805
Contract cost asset, current	61,758	55,384
Prepaid expenses and other current assets	83,475	55,157
Total current assets	1,042,588	1,166,832
Marketable securities, non-current	—	42,529
Capitalized software development costs, net	152,740	142,228
Property and equipment, net	50,538	48,624
Right of use assets - finance leases	28	19,619
Right of use assets - operating leases	47,603	36,024
Contract cost asset, non-current	88,233	79,004
Intangible assets, net	140,934	105,364
Goodwill	688,407	574,083
Other assets	32,667	24,758
Total assets	$2,243,738	$2,239,065
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$33,094	$25,168
Accrued expenses	113,829	130,280
Deferred revenue, current	673,491	687,062
Other current liabilities	70,748	42,047
Total current liabilities	891,162	884,557
Deferred revenue, non-current	5,180	6,041
Finance lease liabilities, non-current	2	26,557
Operating lease liabilities, non-current	58,813	45,855
Other liabilities, non-current	10,131	13,793
Total liabilities	965,288	976,803
Stockholders’ equity
Common stock	15	15
Additional paid-in capital	2,618,652	2,609,093
Accumulated other comprehensive loss	(2,467)	(1,270)
Accumulated deficit	(1,337,750)	(1,345,576)
Total stockholders’ equity	1,278,450	1,262,262
Total liabilities and stockholders’ equity	$2,243,738	$2,239,065

Remaining performance obligation:
The following table presents our current and non-current RPO at the end of each period:

	June 30,		Change
	2026	2025	Dollar	Percent

	(dollars in thousands)
Remaining performance obligations
Current	$1,072,490	$879,489	$193,001	22%
Non-current	597,425	464,268	133,157	29%
Total remaining performance obligations	$1,669,915	$1,343,757	$326,158	24%

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(in thousands)
Operating activities
Net income (loss)	$16,922	$(21,089)	$7,826	$(54,078)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Stock-based compensation	56,756	55,591	113,756	103,870
Depreciation and amortization	30,805	27,237	59,972	54,092
Accretion of discounts on marketable debt securities, net	(715)	(1,870)	(1,712)	(4,295)
Abandonment of long-lived assets	486	2,101	1,884	2,455
Gain on lease modifications	(5,775)	—	(5,775)	—
Noncash operating lease expense	1,800	1,374	3,475	2,929
Unrealized foreign currency loss (gain), net	803	(1,014)	3,136	(2,150)
Deferred income taxes	(135)	(647)	(4,192)	1,568
Provision for (benefit from) credit losses	107	(57)	(94)	(966)
(Increase) decrease in fair value of strategic investments	(6,486)	(41)	(6,590)	183
Changes in operating assets and liabilities, net of effect of asset acquisitions and business combinations
Accounts receivable	(57,075)	(31,709)	46,805	54,618
Deferred contract cost assets	(14,374)	(13,606)	(15,699)	(20,175)
Prepaid expenses and other assets	4,104	(1,782)	(6,573)	(9,236)
Accounts payable	15,072	(1,903)	8,188	(12,973)
Accrued expenses and other liabilities	29,424	21,512	(21,780)	11,632
Deferred revenue	17,894	(1,741)	(15,739)	(28,309)
Operating lease liabilities	(1,740)	(1,528)	(2,259)	(2,309)
Net cash provided by operating activities	87,873	30,828	164,629	96,856
Investing activities
Purchases of property and equipment	(7,017)	(2,975)	(9,943)	(7,008)
Capitalized software development costs	(16,329)	(17,226)	(34,117)	(32,557)
Purchases of strategic investments	165	(352)	(366)	(902)
Sales of strategic investments	372	—	372	—
Purchases of marketable securities	—	(84,008)	—	(218,606)
Maturities of marketable securities	44,720	87,872	63,111	223,659
Sales of marketable securities	—	—	106,731	—
Business combinations, net of cash acquired	—	(262)	(158,896)	(41,515)
Asset acquisitions, net of cash acquired	—	—	—	(3,533)
Net cash provided by (used in) investing activities	21,911	(16,951)	(33,108)	(80,462)
Financing activities
Proceeds from stock option exercises	1,913	5,293	4,416	7,607
Proceeds from employee stock purchase plan	13,007	14,404	13,007	14,404
Repurchases of common stock	—	(3,131)	(100,035)	(103,160)
Payment of tax withholding for net share settlement	(15,222)	(21,578)	(30,513)	(49,855)
Payment of deferred asset acquisition consideration	—	—	(300)	—
Principal payments under finance lease agreements, net of proceeds from lease incentives	(304)	(412)	(728)	(800)
Net increase in funds held for customers	18,309	—	22,139	—
Net cash provided by (used in) financing activities	17,703	(5,424)	(92,014)	(131,804)
Net increase (decrease) in cash and cash equivalents	127,487	8,453	39,507	(115,410)
Effect of exchange rate changes on cash	(809)	2,075	(3,681)	1,950
Cash, cash equivalents, and restricted cash, beginning of period	399,394	313,734	490,246	437,722
Cash, cash equivalents, and restricted cash, end of period	$526,072	$324,262	$526,072	$324,262

Procore Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(dollars in thousands)
Revenue	$375,207	$323,919	$734,490	$634,551
Gross profit	299,796	256,187	587,586	501,893
Stock-based compensation expense	6,196	5,868	12,138	11,136
Amortization of acquired technology intangible assets	8,311	8,015	16,019	15,617
Employer payroll tax on employee stock transactions	129	200	303	461
Non-GAAP gross profit	$314,432	$270,270	$616,046	$529,107
Gross margin	80%	79%	80%	79%
Non-GAAP gross margin	84%	83%	84%	83%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(dollars in thousands)
Revenue	$375,207	$323,919	$734,490	$634,551

GAAP sales and marketing	145,785	141,897	294,966	280,581
Stock-based compensation expense	(18,160)	(17,589)	(38,748)	(32,539)
Amortization of acquired intangible assets	(905)	(3,346)	(2,026)	(6,651)
Employer payroll tax on employee stock transactions	(572)	(748)	(1,324)	(1,879)
Acquisition-related expenses	(166)	(138)	(320)	(794)
Non-GAAP sales and marketing	$125,982	$120,076	$252,548	$238,718
GAAP sales and marketing as a percentage of revenue	39%	44%	40%	44%
Non-GAAP sales and marketing as a percentage of revenue	34%	37%	34%	38%

GAAP research and development	$93,349	$88,902	$178,914	$176,511
Stock-based compensation expense	(21,994)	(21,237)	(40,549)	(39,661)
Amortization of acquired intangible assets	(221)	(658)	(883)	(1,290)
Employer payroll tax on employee stock transactions	(687)	(1,103)	(1,737)	(2,829)
Acquisition-related expenses	(3,001)	(695)	(5,587)	(1,744)
Non-GAAP research and development	$67,446	$65,209	$130,158	$130,987
GAAP research and development as a percentage of revenue	25%	27%	24%	28%
Non-GAAP research and development as a percentage of revenue	18%	20%	18%	21%

GAAP general and administrative	$56,335	$55,655	$125,050	$111,313
Stock-based compensation expense	(14,212)	(13,718)	(29,614)	(26,100)
Employer payroll tax on employee stock transactions	(315)	(462)	(817)	(1,345)
Acquisition-related expenses	(1,298)	(166)	(2,543)	(541)
Non-GAAP general and administrative	$40,510	$41,309	$92,076	$83,327
GAAP general and administrative as a percentage of revenue	15%	17%	17%	18%
Non-GAAP general and administrative as a percentage of revenue	11%	13%	13%	13%

Reconciliation of income (loss) from operations and operating margin to non-GAAP income from operations and non-GAAP operating margin:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(dollars in thousands)
Revenue	$375,207	$323,919	$734,490	$634,551
Income (loss) from operations	4,327	(30,267)	(11,344)	(66,512)
Stock-based compensation expense	60,562	58,412	121,049	109,436
Amortization of acquired intangible assets	9,437	12,019	18,928	23,558
Employer payroll tax on employee stock transactions	1,703	2,513	4,181	6,514
Acquisition-related expenses	4,465	999	8,450	3,079
Non-GAAP income from operations	$80,494	$43,676	$141,264	$76,075
Operating margin	1%	(9%)	(2%)	(10%)
Non-GAAP operating margin	21%	13%	19%	12%

Reconciliation of net income (loss) and net income (loss) per share to non-GAAP net income and non-GAAP net income per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(in thousands, except share and per share amounts)
Revenue	$375,207	$323,919	$734,490	$634,551
Net income (loss)	16,922	(21,089)	7,826	(54,078)
Stock-based compensation expense	60,562	58,412	121,049	109,436
Amortization of acquired intangible assets	9,437	12,019	18,928	23,558
Employer payroll tax on employee stock transactions	1,703	2,513	4,181	6,514
Acquisition-related expenses	4,465	999	8,450	3,079
Provision for income taxes*	(20,939)	—	(36,566)	—
Non-GAAP net income	$72,150	$52,854	$123,868	$88,509

Numerator:
Non-GAAP net income	$72,150	$52,854	$123,868	$88,509

Denominator:
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic	151,355,834	149,663,744	151,154,487	149,829,900
Effect of dilutive securities: Employee stock awards	1,437,656	3,149,309	1,874,110	4,324,779
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, diluted	152,793,490	152,813,053	153,028,597	154,154,679

GAAP net income (loss) per share, basic	$0.11	$(0.14)	$0.05	$(0.36)
GAAP net income (loss) per share, diluted	$0.11	$(0.14)	$0.05	$(0.36)
Non-GAAP net income per share, basic	$0.48	$0.35	$0.82	$0.59
Non-GAAP net income per share, diluted	$0.47	$0.35	$0.81	$0.57
*For the three and six months ended June 30, 2026, management has used an estimated annual effective non-GAAP tax rate of 21%.

Computation of free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(in thousands)
Net cash provided by operating activities	$87,873	$30,828	$164,629	$96,856
Purchases of property and equipment	(7,017)	(2,975)	(9,943)	(7,008)
Capitalized software development costs	(16,329)	(17,226)	(34,117)	(32,557)
Non-GAAP free cash flow	$64,527	$10,627	$120,569	$57,291